EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration statement on Form S‑3 of HCI Group, Inc. of our reports dated March 10, 2023, with respect to the consolidated financial statements of HCI Group, Inc. and the effectiveness of internal control over financial reporting, included in this Annual Report on Form 10‑K for the year ended December 31, 2022. We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ FORVIS, LLP

Charlotte, North Carolina

September 8, 2023